As filed with the Securities and Exchange Commission on March 10, 2008
Registration No. 333-149319

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________
AMENDMENT NO. 1 to FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
__________________
RAM ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	20-0700684 (I.R.S. Employer Identification Number)

5100 East Skelly Drive, Suite 650
Tulsa, Oklahoma 74135
(918) 663-2800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
John M. Longmire
Senior Vice President and Chief Financial Officer
5100 East Skelly Drive, Suite 650
Tulsa, Oklahoma 74135
(918) 663-2800
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________
COPIES TO:
David J. Ketelsleger, Esq. McAfee & Taft A Professional Corporation 211 North Robinson, Suite 1000 Oklahoma City, Oklahoma 73102 (405) 235-9621
______________________

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this registration statement.
______________________

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box.

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of each class of	Amount to be	offering price	aggregate offering	registration
securities to be registered	registered	per unit	price	fee

Warrants exercisable at $5.00 per share	6,200,000 warrants	$ 5.13 (1)	$31,806,000 (1)	$1,250
Common stock, $0.0001 par value (2)	6,200,000 shares	-	-	-
Common stock, $0.0001 par value	25,808,344 shares	4.53 (3)	116,911,798 (3)	4,595
Unit purchase options exercisable at $9.90 per share	275,000 units	22.40 (4)	6,160,000 (4)	242
Warrants exercisable at $6.25 per share (5)	550,000 warrants	-	-	-
Common stock, $0.0001 par value (5)	825,000 shares	-	-	-
Warrants exercisable at $6.25 per share	550,000 warrants	6.25 (6)	3,437,500 (6)	135
Total			$158,315,298	$6,222

(1)  Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(i) based on the sum of (a) the average of the high and low sales prices of the warrants as reported by Nasdaq on February 14, 2008, plus (b) the exercise price of $5.00 per warrant.

(2)  Included in the calculation of (1) above.

(3)  Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) based on the average of the high and low sales prices of the common stock as reported by Nasdaq on February 14, 2008.

(4)  Each option is exercisable into one share of common stock and two warrants, each exercisable at $6.25 per share. The registration fee for the units is based on the sum of (i) the aggregate exercise price of the units at $9.90 per unit, plus (ii) the aggregate exercise price of the warrants issuable upon exercise of the units at $6.25 per share, or an average deemed offering price of $22.40 per unit.

(5)  Included in the calculation of (4) above.

(6)  Estimated solely for purposes of calculating the registration fee based on the aggregate exercise price of the warrants.

______________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED MARCH 10, 2008

PROSPECTUS

25,808,344 Shares
RAM Energy Resources, Inc.
Common Stock
_________
6,200,000 Warrants
RAM Energy Resources, Inc.
Exercise Price $5.00 per share

6,200,000 Shares
RAM Energy Resources, Inc.
Common Stock Issuable Upon
Exercise of Warrants
_________
275,000 Unit Purchase Options
RAM Energy Resources, Inc.
Exercise Price $9.90 per share

550,000 Warrants
RAM Energy Resources, Inc.
Issuable Upon Exercise of Unit Purchase Options
Exercise Price $6.25 per share

825,000 Shares
RAM Energy Resources, Inc.
Common Stock Issuable Upon
Exercise of Units and Warrants Issuable
Upon Exercise of Unit Purchase Options
_________
550,000 Warrants
RAM Energy Resources, Inc.
Exercise Price $6.25 per share
_________

This prospectus relates to an aggregate of:

•	the resale of up to 6,200,000 warrants, each warrant entitling the holder thereof, upon exercise, to purchase our common stock, par value $0.0001 per share, at an exercise price of $5.00 per share;
•	the issuance of up to 6,200,000 shares of common stock upon exercise of the warrants;
•

the resale of up to 275,000 unit purchase options, each option entitling the holder thereof to purchase, upon exercise at an exercise price of $9.90 per unit, one (1) share of our common stock and two (2) warrants, each with an exercise price of $6.25 per share;

•	the issuance of up to 550,000 warrants, each with an exercise price of $6.25 per share, upon exercise of the unit options;
•	the issuance of up to 825,000 shares of our common stock upon exercise of the unit options and warrants issuable upon exercise of the unit options; and
•	the resale of up to 25,808,344 shares of our common stock (including 7,025,000 shares issuable upon exercise of the warrants).

We agreed to register for resale the unit options, warrants and common stock listed above, either (i) in connection with our acquisition of Ascent Energy Inc. by merger on November 29, 2007 or (ii) pursuant to certain piggy-back registration rights granted in that certain Unit Purchase Option dated February 7, 2007, as well as the warrants and common stock issuable upon exercise of the unit options and the warrants.

Our common stock is quoted on the Nasdaq Capital Market under the symbol RAME. Our warrants which are exercisable at $5.00 per share are quoted on the Nasdaq Capital Market under the symbol RAMEW. Neither our unit options nor our warrants exercisable at $6.25 per share are publicly traded.

Our offices are located at 5100 East Skelly Drive, Suite 650, Tulsa, Oklahoma 74135, and our telephone number is (918) 663-2800.

You should read this prospectus and any prospectus supplement before you invest.

The selling security holders described in the section entitled “Selling Security Holders” beginning on page 2 of this prospectus or their transferees may offer from time to time up to an aggregate of:

•	275,000 unit options;

•	550,000 warrants exercisable at $6.25 per share;

•	6,200,000 warrants exercisable at $5.00 per share; and

•	25,808,344 shares of our common stock (including 7,025,000 shares issuable upon exercise of the unit options and warrants).

For information on the possible methods of sale that may be used by the selling security holders, you should refer to the section entitled “Plan of Distribution” beginning on page 5 of this prospectus.

We will not receive any proceeds from the sale of unit options, warrants or shares of common stock by the selling security holders. We will receive proceeds from the exercise of the unit options and warrants as follows:

	Total(1)	Per Share(1)
Price	$37,160,000	Varies (2)
Underwriter’s Discounts and Commissions	$0.00	$0.00
Net Proceeds	$37,150,000	Varies (2)

(1)	These amounts presume that all unit options and warrants are exercised.
(2)	The unit options are exercisable at $9.90 per unit. The warrants are exercisable at either $5.00 per share or $6.25 per share.

_________

Investing in our unit options, warrants and common stock involve risks. “Risk Factors” begin on page 1.

_________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March __, 2008.

TABLE OF CONTENTS

Prospectus Summary	1
Risk Factors	1
Forward-Looking Statements	1
Use of Proceeds	2
Determination of Offering Price	2
Selling Security Holders	2
Legal Matters	4
Experts	4
Indemnification	5
Plan of Distribution	5
Description of Securities	8

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the Commission, at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the Commission at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information about its public reference rooms. The Commission also maintains a web site that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov).

We have filed with the Commission a registration statement and related exhibits on Form S-3 under the Securities Act of 1933, as amended. This prospectus, which is a part of the registration statement, omits certain information contained in the registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, we refer you to that exhibit for a more complete description of the matter involved, and each statement is deemed qualified in its entirety to that reference.

i

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to incorporate by reference in this prospectus the information we file with the Commission. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents filed with the Commission pursuant to Section 13 and other Sections of the Securities Exchange Act of 1934, excluding any information furnished and not filed with our current reports incorporated herein by reference:

•	Current Report on Form 8-K/A filed January 16, 2008;
•	Current Report on Form 8-K filed December 5, 2007;
•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 filed November 13, 2007;
•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 filed August 10, 2007;
•	Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2007 filed August 10, 2007;
•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 filed May 14, 2007;
•	Annual Report on Form 10-K/A for the year ended December 31, 2006 filed August 10, 2007;
•	Annual Report on Form 10-K for the year ended December 31, 2006 filed April 2, 2007;
•

Description of our common stock and warrants exercisable at $5.00 per share contained in our registration statement on Form S-1 filed with the Commission on March 12, 2004, including the amendments thereto described in our information statement on Form 14C filed November 6, 2007, and any amendments or reports filed for the purpose of updating such description;

•	Definitive information statement on Schedule 14C filed November 6, 2007; and
•

All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering of securities.

Potential investors may obtain a copy of any of the agreements summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings without charge by written or oral request directed to RAM Energy Resources, Inc., Attention: Robert E. Phaneuf, Vice President – Corporate Development, 5100 East Skelly Drive, Suite 650, Tulsa, Oklahoma 74135, (918) 663-2800.

ii

PROSPECTUS SUMMARY

You should read this prospectus together with the more detailed information and financial statements that we incorporate by reference in this prospectus. Unless the context otherwise requires, all references in this prospectus to “RAM Energy Resources,” “our,” “us,” and “we” refer to RAM Energy Resources, Inc. and its subsidiaries, as a combined entity, except where it is clear that such term means only RAM Energy Resources, Inc. All references in this prospectus to “RAM” refer to RAM Energy, Inc., our wholly owned subsidiary. Unless the context otherwise requires, the information contained in this prospectus gives effect to the November 29, 2007 consummation of the merger of Ascent Acquisition Corp., our wholly owned subsidiary, with and into Ascent Energy Inc., thereby making Ascent Energy Inc. our wholly owned subsidiary.

A summary of our business and operations is included in our information statement filed with the Commission on November 6, 2007, which is incorporated herein by reference. The information regarding us should include the information set forth in our information statement for Ascent Energy Inc., as our acquisition of Ascent Energy Inc. was effective November 29, 2007. Our offices are located at 5100 East Skelly Drive, Suite 650, Tulsa, Oklahoma 74135, and our telephone number is (918) 663-2800.

RISK FACTORS

A discussion of the risk factors relating to an investment in our common stock or warrants is included in our annual report on Form 10-K filed with the Commission on April 2, 2007, which is incorporated herein by reference. You should carefully consider the risk factors discussed in our 2007 annual report, together with all of the other information included in this prospectus, before you decide whether to exercise your unit options or warrants, or to purchase our unit options, warrants or common stock.

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this prospectus constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;
•	contain projections of future results of operations or financial condition; or
•	state other “forward-looking” information.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language discussed in our 2007 annual report, which is incorporated herein by reference, provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including among other things:

•	outcomes of government reviews, inquiries, investigations and related litigation;
•	continued compliance with government regulations;
•	legislation or regulatory environments, requirements or changes adversely affecting the business in which we are engaged;
•	fluctuations in customer demand;
•	management of rapid growth;

•	general economic conditions;
•	our business strategy and plans;
•	the actual quantities of our reserves of oil and natural gas;
•	the future levels of production of oil and natural gas by us;
•	future prices of and demand for oil and natural gas;
•	the results of our future exploration, development and exploitation activities;
•	future operating and development costs of our oil and natural gas properties; and
•	the results of future financing efforts.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

USE OF PROCEEDS

The amount of proceeds we will receive from the issuance of warrants and common stock covered by this prospectus depends on the number of unit options and warrants exercised. If all of the unit options and warrants are exercised, our gross proceeds from the sale of the warrants and shares of common stock pursuant to the exercise of the unit options and warrants will be $37,160,000. If all the unit options and all the warrants are exercised, we expect net proceeds, which are what we will receive after paying the estimated expenses of this offering, to be approximately $37,053,778. For the purpose of estimating net proceeds, we are assuming that the offering price will be $9.90 per unit, $6.25 per share for warrants exercisable at that price, and $5.00 per share for warrants exercisable at that price. We intend to use any net proceeds for working capital, to pay down advances under our secured credit facility or for other general corporate purposes.

We will not receive any of the proceeds from the sale of our unit options, warrants or common stock by the selling security holders.

DETERMINATION OF OFFERING PRICE

The offering price for the shares issuable upon exercise of the unit options and warrants covered by this prospectus is the exercise price of the unit options and warrants, which was determined at the time the unit options and warrants were issued.

SELLING SECURITY HOLDERS

The following table sets forth the name of each selling security holder and the number of our unit options, warrants and shares of common stock beneficially owned by each selling security holder as of February 19, 2008 and the percentage of our outstanding unit options, warrants and shares of common stock beneficially owned by each selling security holder at February 19, 2008. The actual amount, if any, of unit options, warrants or shares of common stock to be offered by each selling security holder and the amount and percentage of unit options, warrants and shares of common stock to be owned by such selling security holder following such offering is unknown.

The number of unit options, warrants and shares of common stock beneficially owned by each selling security holder is determined according to the rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under current rules, beneficial ownership includes any unit options, warrants or shares as to which the individual or entity has sole or shared voting power or investment power. As a consequence, several persons may be deemed to be the “beneficial owners” of the same unit options, warrants or shares. Unless otherwise noted in the footnotes to this table, each of the security holders named in this table has sole voting and investment power with respect to the unit options, warrants or shares of common stock shown as beneficially owned. The percentage ownership of each selling security holder is calculated based on the warrants and shares of common stock that would be outstanding assuming that all unit options, warrants and other options held by the selling security holders that are exercisable within 60 days from the date of this prospectus have been fully exercised.

We are registering all of the unit options, warrants and shares covered by this prospectus on behalf of the selling security holders in accordance with certain registration rights agreements and obligations. This prospectus also covers any unit options, warrants or common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of our outstanding unit options, warrants or shares of common stock and to cover the issuance of warrants and shares of common stock upon the exercise of the unit options and warrants by persons other than the selling security holders. We are registering the unit options, warrants and shares to permit the selling security holders to offer these unit options, warrants and shares of common stock for resale from time to time. Because the selling security holders may sell all, some or no part of their respective unit options, warrants or shares of common stock covered by this prospectus, we cannot estimate the number of unit options, warrants or shares of common stock that will be held by the selling security holders upon the termination of this offering. For more information, see “Plan of Distribution.”

Former Ascent Security Holders

	Warrants ($5.00 Exercise Price)		Common Stock
	Beneficially Owned		Beneficially Owned
	Before Offering		Before Offering 91)
Selling Security Holder (2)	Number	Percent of Class	Number(3)	Percent of Class

Jefferies & Company, Inc.	478,417	2.54%	1,927,815	3.19%
Jefferies High Yield Trading, L.L.C.	4,076,035	21.62%	16,424,671	25.63%
Shared Opportunity Fund IIB, L.L.C.	126,652	*	510,354	*
TCW Shared Opportunity Fund III, L.P.	717,701	3.81%	2,892,027	4.76%
W Capital Partners L.P.	337,738	1.79%	1,360,940	2.26%
ING Furman Selz Investors III L.P.	317,174	1.68%	1,278,078	2.12%
ING Barings U.S. Leveraged Equity Plan LLC	96,456	*	388,677	*
ING Barings Global Leveraged Equity Plan Ltd.	41,560	*	167,470	*
Chris M. Kanoff	8,267	*	33,312	*

__________

* Less than 1%.

(1)

Until May 27, 2008, certain of the shares of common stock being offered are subject to certain restrictions on resale which are contained in a Lock-Up Letter dated as of November 29, 2007. Under this agreement, and subject to certain limited exceptions, the security holder is prohibited from selling fifty percent (50%) of the common stock issued to the security holder in connection with the acquisition of Ascent for 180 days following the effective date of the acquisition of Ascent. This restriction does not apply to common stock issuable upon exercise of the warrants.

(2)

With the exception of Mr. Kanoff, each of the selling security holders was a material debt or equity holder in Ascent prior to our acquisition of Ascent effective November 29, 2007. The principals of certain of the selling security holders were members of the board of directors of Ascent prior to our acquisition of Ascent.

(3)	Includes the common stock issued to the security holders in connection with the acquisition of Ascent, as well as the common stock issuable upon exercise of the warrants.

Security Holders Exercising Registration Rights

Under the Unit Purchase Option Agreement

	Unit Options		Warrants
	($9.90 Exercise Price)		($6.25 Exercise Price)		Common Stock
	Beneficially Owned		Beneficially Owned		Beneficially Owned
	Before Offering		Before Offering		Before Offering
Selling Security Holder	Number	Percent of Class	Number	Percent of Class	Number(1)	Percent of Class

EarlyBirdCapital, Inc.	137,500	50.00%	275,000	50.00%	412,500	*
David Nussbaum	50,000	18.18%	100,000	18.18%	150,000	*
Steve Levine	25,000	9.09%	50,000	9.09%	75,000	*
Robert Gladstone	25,000	9.09%	50,000	9.09%	75,000	*
Roger Gladstone	25,000	9.09%	50,000	9.09%	75,000	*
Maxim Group	10,500	3.82%	21,000	3.82%	31,500	*
Nitika Moran	2,000	*	4,000	*	6,000	*

__________

* Less than 1%.

(1)

Includes the common stock issued to the security holders in connection with the exercise of the unit options, as well as the common stock issuable upon exercise of the warrants issuable upon exercise of the unit options.

The selling security holders identified above may have sold, transferred or otherwise disposed of all or a portion of such securities since the date indicated in transactions exempt from the registration requirements of the Securities Act. The selling security holders may sell all, part or none of the securities listed above.

LEGAL MATTERS

McAfee & Taft A Professional Corporation, Oklahoma City, Oklahoma, will issue an opinion to us about certain legal matters relating to the securities. C. David Stinson is a shareholder with the law firm of McAfee & Taft A Professional Corporation and owns 489,626 shares of our common stock.

EXPERTS

Our consolidated financial statements as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, have been audited by UHY LLP, independent registered public accounting firm, as set forth in their report appearing in our 2006 annual report on Form 10-K/A filed on August 10, 2007, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Ascent Energy Inc., which we acquired by merger on November 29, 2007, at December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing in our Form 8-K filed on November 29, 2007, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Certain estimates of oil and natural gas reserves incorporated herein by reference from our 2007 annual report on Form 10-K filed on April 2, 2007, were based upon engineering studies prepared by Williamson Petroleum Consultants, Inc., independent petroleum engineers, and Forrest A. Garb & Associates, Inc., independent petroleum engineers. Each such estimate is incorporated by reference herein in reliance on the authority of each of the respective firms as an expert in such matters.

INDEMNIFICATION

Section 145 of the Delaware General Corporation Law, under which we are incorporated, grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Article Eighth of our Amended and Restated Certificate of Incorporation, as well as Article VII of our Amended and Restated Bylaws, provide indemnification of directors, officers and agents to the extent permitted by the Delaware General Corporation Law. These provisions may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PLAN OF DISTRIBUTION

The warrants and common stock issuable upon exercise of our unit options and warrants will be distributed solely to existing unit option holders and warrant holders. The unit options and warrants are immediately exercisable, and the warrants and shares of common stock issued upon exercise of the unit options and warrants will be freely tradable. We do not know if or when the unit options or warrants will be exercised. We also do not know whether any of the warrants or common stock acquired upon exercise of the unit options or warrants will be sold pursuant to this prospectus.

The selling security holders, or their pledgees, donees, transferees, or any of their successors in interest selling securities received from a named selling security holder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling security holders), may sell some, none or all of the securities covered by this prospectus from time to time on any stock exchange or automated inter-dealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling security holders may sell the securities by one or more of the following methods, without limitation:

•	block trades in which the broker or dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;
•	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;
•	ordinary brokerage transactions and transactions in which the broker solicits purchases;
•	privately negotiated transactions;
•	short sales, either directly or with a broker-dealer or affiliate thereof;
•	through the writing of options on the securities, whether or not the options are listed on an options exchange;
•	through loans or pledges of the securities to a broker-dealer or an affiliate thereof;
•

by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our common stock;

•	through the distribution of the securities by any selling security holder to its partners, members or security holders;
•	one or more underwritten offerings on a firm commitment or best efforts basis;
•	any combination of any of these methods of sale; and
•	any other method permitted pursuant to applicable law.

In addition to selling their securities covered by this prospectus, the selling security holders may transfer their securities in other ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer; or sell their securities under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144. We do not know of any arrangements by the selling security holders for the sale of any of the securities.

For example, the selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions on any stock exchange or automated inter-dealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

The selling security holders may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities from them at the public offering price set forth in a prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts would be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement would indicate the commission to be paid to underwriters, dealers and agents soliciting purchases of the securities pursuant to contracts accepted by us.

From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. As and when a selling security holder takes such actions, the number of securities offered under this prospectus on behalf of such selling security holder will decrease. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged.

A selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales. A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling security holder may also loan the securities offered hereby to a broker-dealer and the broker-dealer may sell the loaned securities pursuant to this prospectus.

A selling security holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third-party may use securities pledged by the selling security holder or borrowed from the selling security holder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling security holder in settlement of those derivatives to close out any related open borrowings of stock. The third-party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

To the extent required under the Securities Act, the aggregate amount of selling security holders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling security holder and/or purchasers of selling security holders’ securities for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions). Agents, underwriters and dealers may be entitled under relevant agreements with us or the selling security holders to indemnification by us or the selling security holders against certain liabilities, including liabilities under the Securities Act, or to any contribution with respect to payments which such agents, underwriters and dealers may be required to make.

The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions. Selling security holders who are “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

The selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities. The selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each sale by them. The selling security holders may sell the securities covered by this prospectus on any stock exchange or automated inter-dealer quotation system on which the securities are listed, in the over-the-counter market or in private transactions, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.

In connection with an offering of securities, underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. An over-allotment involves syndicate sales of securities in excess of the number of securities to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of some bids or purchases of securities made for the purpose of preventing or slowing a decline in the market price of the securities while the offering is in progress. In addition, the underwriters may impose penalty bids. A penalty bid is an arrangement permitting the representatives to reclaim the selling concession otherwise accruing to an underwriter or syndicate member in connection with an offering if the securities originally sold by that underwriter or syndicate member is purchased in a syndicate covering transaction and has therefore not been effectively placed by that underwriter or syndicate member.

Similar to other purchase transactions, these activities may have the effect of raising or maintaining the market price of the securities or preventing or slowing a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. In addition, a penalty bid may discourage the immediate resale of securities sold in an offering of a selling security holder. The selling security holders do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, the selling security holders do not make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Under our registration rights agreements and other agreements setting forth our registration obligations, we have agreed to indemnify in certain circumstances certain of the selling security holders against certain liabilities, including liabilities under the Securities Act. Under the registration rights agreements and other agreements setting forth our registration obligations, the selling security holders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.

Certain of the securities offered hereby were originally issued to the selling security holders pursuant to an exemption from the registration requirements of the Securities Act. We agreed to register the securities under the Securities Act and to keep the registration statement of which this prospectus forms a part effective for a specified period of time. We have agreed to pay certain expenses relating to the registrations covered by the registration rights agreements and other agreements setting forth our registration obligations.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. At December 31, 2007, 60,842,836 shares of common stock and no shares of preferred stock were outstanding. We have reserved 18,850,000 shares of our common stock for issuance upon the exercise of outstanding warrants exercisable at $5.00 per share and 825,000 shares of our common stock issuable upon the exercise of the unit options and the warrants exercisable at $6.25 per share issuable upon exercise thereof. We have also reserved 281,933 shares of our common stock for issuance under our 2006 Long-Term Incentive Plan.

The following description of certain matters relating to our capital stock is a summary and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available, subject to the payment of preferential dividends with respect to any preferred stock that from time to time may be outstanding. In the event of our dissolution, liquidation or winding-up, the holders of common stock are entitled to share ratably in all assets remaining after payment of all of our liabilities and subject to the prior distribution rights of the holders of any preferred stock that may be outstanding at that time. The holders of common stock do not have cumulative voting rights or preemptive or other rights to acquire or subscribe for additional, unissued or treasury shares. All outstanding shares of our common stock are fully paid and nonassessable.

We are parties to two voting agreements. On October 20, 2005, and in conjunction with our acquisition of RAM Energy, Inc., we executed a voting agreement with certain of our principal stockholders. As of February 19, 2008, these stockholders beneficially owned approximately 43% of our common stock. The voting agreement provides that, until after the election of our board of directors in 2008, each of these persons will vote for the respective designees of the individual parties as members of our board of directors. We are obligated to maintain a board of directors comprised of at least four members during the term of the voting agreement. On November 29, 2007, and in conjunction with our acquisition of Ascent, we executed a voting agreement with certain of the former security holders of Ascent. As of February 19, 2008, these security holders beneficially owned approximately 31% of our common stock. The voting agreement provides that, until after the election of our board of directors in 2009, each of these persons will vote for the director nominees recommended by our board of directors.

Preferred Stock

We have an authorized class of preferred stock consisting of 1,000,000 shares, none of which are issued and outstanding. Our board of directors is authorized, subject to any limitations prescribed by law, without further stockholder approval, to issue shares of preferred stock from time to time. Our board of directors may designate one or more series of preferred stock. Each series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences and conversion rights.

Warrants

Warrants exercisable at $5.00 per share. We currently have outstanding 18,850,000 redeemable common stock purchase warrants, each exercisable into one (1) share of our common stock at $5.00 per share. The warrants expire on May 11, 2008 at 5:00 p.m., New York City time. We may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported last sale price of our common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below the exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, completion of the exercise form on the reverse side of the warrant certificate and full payment of the exercise price by certified check payable to us for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of certain agreements, we have agreed to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

Warrants exercisable at $6.25 per share. The 550,000 warrants issuable upon exercise of our outstanding unit options will have the same terms and conditions as our outstanding warrants exercisable at $5.00 per share, except that the exercise price is $6.25 per share.

Unit Options

We currently have outstanding options to purchase up to a total of 275,000 units. Each unit is comprised of one share of our common stock and two warrants exercisable at a price of $6.25 per share. Each unit option is exercisable at $9.90 per unit and is presently exercisable. The option grants to holders certain demand and “piggy back” rights. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses to be paid by the registrant in connection with the distribution of the securities being registered are as set forth in the following table:

Securities and Exchange Commission Fee	$ 6,222
*Legal Fees and Expenses	30,000
*Accounting Fees and Expenses	65,000
*Printing Expenses	1,000
*Blue Sky Fees	1,000
*Transfer Agent Fees & Expenses	1,000
*Miscellaneous	2,000
*Total	$106,222

__________

* Estimated.

Item 15. Indemnification of Directors and Officers

The information contained under the heading “Indemnification” in the prospectus is incorporated herein by reference.

Item 16. Exhibits

See Exhibit Index.

Item 17. Undertakings

Pursuant to Item 512(a) of Regulation S-K, the undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Pursuant to Item 512(b) of Regulation S-K:

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Pursuant to Item 512(e) of Regulation S-K:

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide interim financial information.

Pursuant to Item 512(h) of Regulation S-K:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 10th day of March, 2008.

(Registrant)	RAM ENERGY RESOURCES, INC.

By: /s/Larry E. Lee*
Name: Larry E. Lee
Title: Chairman, President and Chief Executive Officer (principal executive officer)

By: /s/John M. Longmire
Name: John M. Longmire
Title: Senior Vice President and Chief Financial Officer (principal financial and accounting officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of RAM Energy Resources, Inc. (hereinafter the “Company”), hereby severally constitute Larry E. Lee and John M. Longmire, and each of them, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, and in our names as officers or directors, or both, of the Company, this registration statement on Form S-3 (and any and all amendments thereto, including post-effective amendments) to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Larry E. Lee*	Director, Chairman, President	March 10, 2008
Larry E. Lee	and Chief Executive Officer

/s/John M. Longmire	Senior Vice President	March 10, 2008
John M. Longmire	and Chief financial Officer

/s/Sean P. Lane*	Director	March 10, 2008
Sean P. Lane

/s/Gerald R. Marshall*	Director	March 10, 2008
Gerald R. Marshall

/s/John M. Reardon*	Director	March 10, 2008
John M. Reardon

* By John M. Longmire as Attorney-In-Fact

INDEX TO EXHIBITS

Exhibit
Number	Description	Method of Filing

2.1	Agreement and Plan of Merger, dated October 16, 2007, by and among RAM Energy Resources, Inc., Ascent Energy Inc. and Ascent Acquisition Corp.	Incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed with the Commission on October 16, 2007
4.1	Amended and Restated Certificate of Incorporation	Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Commission on May 12, 2006
4.2	Amended and Restated Bylaws	Incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed with the Commission on February 2, 2007
5	Opinion of McAfee & Taft A Professional Corporation	Incorporated by reference to Exhibit 5 to the registrant's Form S-3 filed with the Commission on February 20, 2008
23.1	Consent of UHY LLP	Incorporated by reference to Exhibit 23.1 to the registrant's Form S-3 filed with the Commission on February 20, 2008
23.2	Consent of Ernst & Young LLP	Filed herewith electronically
23.3	Consent of Williamson Petroleum Consultants, Inc.	Incorporated by reference to Exhibit 23.3 to the registrant's Form S-3 filed with the Commission on February 20, 2008
23.4	Consent of Forrest A. Garb & Associates, Inc.	Incorporated by reference to Exhibit 23.4 to the registrant's Form S-3 filed with the Commission on February 20, 2008
23.5	Consent of McAfee & Taft A Professional Corporation (included in Exhibit 5)	Incorporated by reference to Exhibit 23.5 to the registrant's Form S-3 filed with the Commission on February 20, 2008
24	Power of Attorney (included on signature page)	Incorporated by reference to Exhibit 24 to the registrant's Form S-3 filed with the Commission on February 20, 2008